EXHIBIT 23.8

Consent of Ernst & Young LLP

Independent Auditors

Dated March 5, 2007

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

CNL Income Properties, Inc.

We hereby consent to the use in this Post-Effective Amendment Number Five to the Registration Statement on Form S-11 of our reports dated April 21, 2006 and April 15, 2005, related to the balance sheets of WHCC, LLC (d.b.a. Weston Hills Country Club) as of December 31, 2005 and 2004 and as of December 31, 2004 and 2003 and the related statements of operations, members’ capital (deficit) and cash flows for the years ended December 31, 2005 and 2004 and for the years ended December 31, 2004 and 2003 and our report dated November 21, 2006 related to the consolidated balance sheets of Heritage Golf Group West Coast, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ernst & Young LLP

San Diego, California

March 5, 2007